Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 30, 2021, with respect to the consolidated financial statements of ID Experts Holdings, Inc. and subsidiary, included herein and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG LLP

Portland, Oregon

August 31, 2022